UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2021

MERITOR, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

2135 West Maple Road
Troy, Michigan
(Address of principal executive offices)

48084-7186
(Zip code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on
which registered
Common Stock, $1 Par Value	MTOR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 10, 2021, Jeffrey A. Craig, Executive Chairman of the Board of Directors (the “Board”) of Meritor, Inc. (the “Company”), provided notice of his intention to retire effective December 31, 2021. The Board has elected William R. Newlin to serve as non-executive Chairman of the Board effective as of Mr. Craig’s retirement. Additionally, pursuant to Section 7.01 of the Restated Articles of Incorporation of the Company and Section 3.1 of the Amended and Restated By-laws of the Company, the Board reduced the number of directors of the Company to ten (10), effective as of Mr. Craig’s retirement. A copy of the Company’s Press Release with respect to Mr. Craig’s retirement is attached hereto as Exhibit 99-a and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 11, 2021, the Board, upon the recommendation of its Corporate Governance and Nominating Committee, adopted Amended and Restated By-laws effective December 31, 2021, a redline of which is filed as Exhibit 3-b to this Form 8-K and incorporated herein by reference. The amended provisions of the Amended and Restated By-laws relate to the elimination of the Executive Chairman of the Board officer position and providing for an independent non-executive Chairman of the Board.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3-b	Redline Amended and Restated By-Laws of Meritor, Inc. effective December 31, 2021
99-a	Press Release dated November 12, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERITOR, INC.
(Registrant)

Date: November 12, 2021	By:	/s/ Scott M. Confer
Scott M. Confer
Interim Chief Legal Officer & Corporate
Secretary